UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 17, 2013 (December 13, 2013)

USA Compression Partners, LP

(Exact Name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-35779 (Commission File Number)	75-2771546 (IRS Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX (Address of principal executive offices)	78701 (Zip Code)

Registrant’s telephone number, including area code  (512) 473-2662

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On December 13, 2013, USA Compression Partners, LP (the “Registrant”) entered into the Fifth Amended and Restated Credit Agreement (the “Fifth A&R Credit Agreement”) by and among the Registrant, USAC OpCo 2, LLC and USAC Leasing 2, LLC, as guarantors, USA Compression Partners, LLC and USAC Leasing, LLC, as borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as agent and an LC issuer, J.P. Morgan Securities LLC, as lead arranger and sole book runner, Wells Fargo Bank, N.A., as documentation agent, and Regions Bank, as syndication agent. The Fifth A&R Credit Agreement amended and restated that certain Fourth Amended and Restated Credit Agreement, dated as of June 1, 2012, as amended (the “Fourth A&R Credit Agreement”). A copy of the Fifth A&R Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”).

The Fifth A&R Credit Agreement amended the Fourth A&R Credit Agreement to, among other things, (i) increase the borrowing capacity under the revolving credit facility from $600.0 million to $850.0 million (subject to availability under a borrowing base), (ii) extend the termination date (and the maturity date of the obligations thereunder) from October 5, 2015 to December 13, 2018, (iii) subject to the terms of the Fifth A&R Credit Agreement, permit up to $100.0 million of future increases in borrowing capacity, (iv) modify the leverage ratio covenant to be 5.5 to 1.0 through the end of the fiscal quarter ending June 30, 2015, and 5.0 to 1.0 thereafter and (v) reduce the applicable margin for eurodollar borrowings to range from 1.50% to 2.25%, depending on the leverage ratio of the Registrant, all as more fully set forth in the Fifth A&R Credit Agreement.

As of the close of business on December 12, 2013, the Registrant had approximately $415.8 million of outstanding borrowings and no outstanding letters of credit under the Fourth A&R Credit Agreement. In connection with entering into the Fifth A&R Credit Agreement, the Registrant paid certain upfront fees and amendment fees to the lenders party thereto and paid certain arrangement fees to the arranger of the Fifth A&R Credit Agreement. Amounts borrowed and repaid under the Fifth A&R Credit Agreement may be re-borrowed.

The description set forth above is qualified in its entirety by the Fifth A&R Credit Agreement, which is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Fifth Amended and Restated Credit Agreement dated as of December 13, 2013, by and among USA Compression Partners, LP, USAC OpCo 2, LLC and USAC Leasing 2, LLC, as guarantors, USA Compression Partners, LLC and USAC Leasing, LLC, as borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as agent and LC issuer, J.P. Morgan Securities LLC, as lead arranger and sole book runner, Wells Fargo Bank, N.A., as documentation agent, and Regions Bank, as syndication agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC,
its General Partner

	By:	/s/ J. Gregory Holloway
J. Gregory Holloway
Vice President, General Counsel and Secretary

Dated December 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fifth Amended and Restated Credit Agreement dated as of December 13, 2013, by and among USA Compression Partners, LP, USAC OpCo 2, LLC and USAC Leasing 2, LLC, as guarantors, USA Compression Partners, LLC and USAC Leasing, LLC, as borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as agent and LC issuer, J.P. Morgan Securities LLC, as lead arranger and sole book runner, Wells Fargo Bank, N.A., as documentation agent, and Regions Bank, as syndication agent.